Amendment to ALPS ETF Trust Distribution Agreement

This Amendment to the ALPS ETF Trust Distribution Agreement (this “Amendment”), dated September 8, 2014, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Portfolio Solutions Distributor, Inc. (“ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Distribution Agreement dated March 31, 2013 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective as of September 8, 2014, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:		By:
Name:	Patrick D. Buchanan	Name:	Thomas A. Carter
Title:	Treasurer	Title:	President

EXHIBIT A

Cohen & Steers Global Realty Majors ETF

ALPS Equal Sector Weight ETF

Jefferies | TR/J CRB Global Commodity Equity Index Fund

Alerian MLP ETF

ALPS Sector Dividend Dogs ETF

NYSE Arca U.S. Equity Synthetic Reverse Convertible Index Fund

U.S. Equity High Volatility Put Write Index Fund

ALPS/GS Momentum Builder Growth Markets Equities and US Treasuries Index ETF

ALPS/GS Momentum Builder Multi-Asset Index ETF

ALPS/GS Momentum Builder Asia ex-Japan Equities and US Treasuries Index ETF

ALPS/GS Risk-Adjusted Return US

VelocityShares Tail Risk Hedged Large Cap ETF

VelocityShares Volatility Hedged Large Cap ETF Large Cap Index ETF

VelocityShares Emerging Markets DR ETF

VelocityShares Russia Select DR ETF

VelocityShares Emerging Asia DR ETF

Barron’s 400 ETF

ALPS International Sector Dividend Dogs ETF

RiverFront Strategic Income Fund

ALPS/Alerian Energy Infrastructure ETF

Workplace Equality Fund

ALPS Emerging Sector Dividend Dogs ETF

Sprott Gold Miners ETF

ALPS STOXX Europe 600 ETF

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